                                                                    EXHIBIT 99.6

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the partners of Meadow Wood Village Apartments, Ltd., LP:

We have audited in accordance with generally accepted auditing standards, the financial statements of Meadow Wood Village Apartments, Ltd., LP included in this registration statement and have issued our report thereon dated July 26, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the partnership's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN LLP

Orange County, California
July 26, 2000

                                                  MEADOW WOOD VILLAGE APARTMENTS
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


                 Property Name                    Type             Location                  Encumbrances
                 ----------------------------------------------------------------------------------------
                 Meadow Wood Village              Apartment        Long Beach, CA            $ 10,930,000
                 ----------------------------------------------------------------------------------------

                                                          Initial Cost              Costs Capitalized
                                                           to Company           Subsequent to Acquisition
                                                                                              Buildings
                                                                 Buildings and                   and
                  Property Name                       Land       Improvements      Land     Improvements
                  ---------------------------------------------------------------------------------------
                  Meadow Wood Village             $ 2,300,000    $   7,843,363    $  0       $    442,658
                  =======================================================================================

                                                         GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                                  BUILDINGS AND
                   Property Name                       LAND       IMPROVEMENTS                  TOTAL
                   -------------------------------------------------------------------------------------
                   Meadow Wood Village            $ 2,300,000      $ 8,286,021               $10,586,021
                   =====================================================================================

                  1. The aggregate cost for Federal Income Tax purposes as of December 31, 1999 was approximately $ 10,586,000.

                                                  ACCUMULATED        DATE OF        DATE        DEPRECIABLE
                  Property Name                   DEPRECIATION    CONSTRUCTION    ACQUIRED        LIFE(2)
                  -----------------------------------------------------------------------------------------

                  Meadow Wood Village             $    3,253,196      1985       Sept. 1985          40
                  =========================================================================================

                  2. The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

                                                             MEADOW WOOD VILLAGE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


                       SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION

                       The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                              Years Ended December 31,
(IN 000'S)                                1999          1998          1997
----------------------------------------------------------------------------
Balance, beginning of the period:       $10,586       $10,586       $10,586
Additions during period:
   Acquisitions                              --            --            --
   Improvements                               0             0             0
Deductions during period:
   Properties disposed of                    --            --            --
----------------------------------------------------------------------------
Balance, end of period:                 $10,586       $10,586       $10,586
============================================================================

                       The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                             Years Ended December 31,
(IN 000'S)                                1999         1998         1997
-------------------------------------------------------------------------
Balance, beginning of the period:       $3,057       $2,861       $2,665
Additions during period:
   Depreciation                            196          196          196
Deductions during period:
   Properties disposed of                 --           --           --
-------------------------------------------------------------------------
Balance, end of period:                 $3,253       $3,057       $2,861
=========================================================================